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EXHIBIT A2

                              LETTER OF TRANSMITTAL
              TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK
                    WITH AN EXERCISE PRICE OF $23.50 OR MORE

                                       OF
                              THE MILLS CORPORATION
            PURSUANT TO THE OFFER TO PURCHASE DATED NOVEMBER 17, 2000

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                   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
          5:00 P.M., NEW YORK CITY TIME, ON MONDAY, DECEMBER 18, 2000
                         UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------


 TO:
Michael Rodis
Vice President of Human Resources
The Mills Corporation
1300 Wilson Blvd., Suite 400
Arlington, Virginia 22209
Telephone: (703) 526-5000
Facsimile: (703) 526- 5190
  DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE
                     WILL NOT CONSTITUTE A VALID DELIVERY.

=============================================================================================================================
I tender the following of my options that are listed on Schedule A to the Offer to Purchase dated

November 17, 2000 (the "options") (Please check the appropriate box):

[ ]          All of my options, or

[ ]          A partial tender of the following number of shares of common stock subject to each option ("option shares")
             identified by the grant date listed on Schedule A:

           (See Instructions 2 and 3 and complete table below only if you are not tendering all of your options.)
-----------------------------------------------------------------------------------------------------------------------------
GRANT DATE (1)                EXERCISE PRICE         TOTAL NUMBER OF            NUMBER OF OPTION SHARES TO BE TENDERED
                                                      OPTION SHARES       (MUST BE IN WHOLE OPTION SHARES) (2)
                                                      UNDER OPTION
------------------------- ----------------------- ----------------------- ---------------------------------------------------

------------------------- ----------------------- ----------------------- ---------------------------------------------------

------------------------- ----------------------- ----------------------- ---------------------------------------------------

------------------------- ----------------------- ----------------------- ---------------------------------------------------

------------------------- ----------------------- ----------------------- ---------------------------------------------------

------------------------- ----------------------- ----------------------- ---------------------------------------------------

------------------------- ----------------------- ----------------------- ---------------------------------------------------

------------------------- ----------------------- ----------------------- ---------------------------------------------------

=============================================================================================================================

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(1)     List each option on a separate line even if more than one option was issued on the same grant date.

(2) If you intend to tender all of your option shares for a particular option, write "all" in the column for that option. If you intend to tender none of your options shares for a particular option, write "none" in the column for that option.

  YOUR OPTION AGREEMENT(S) EVIDENCING OPTIONS TO BE TENDERED MUST BE FORWARDED
                        WITH THIS LETTER OF TRANSMITTAL.




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TO THE MILLS CORPORATION

              You, the undersigned, hereby tender to The Mills Corporation, a Delaware corporation, the options to purchase shares of common stock of Mills described above pursuant to our offer to purchase such options for Restricted Stock, as that term is defined in the offer to purchase ("Offer to Purchase"), upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this letter of transmittal (which together constitute the "Offer").

              Subject to, and effective upon, acceptance for payment of the options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), you hereby sell, assign and transfer to, or upon the order of, us all right, title and interest in and to all the options that are being tendered hereby. You acknowledge that we have advised you to consult with your own legal, financial and accounting advisers as to the consequences of participating or not participating in the Offer. You agree that this letter of transmittal is an amendment to your option agreement(s).

              You hereby represent and warrant that you have full power and authority to tender the options tendered hereby and that, when and to the extent the same are accepted for purchase by us, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. You will, upon request, execute and deliver any additional documents deemed by us to be necessary or desirable to complete the purchase of the options tendered hereby.

              All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive your death or incapacity, and any obligation of you hereunder shall be binding upon your heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

              By execution hereof, you understand that tenders of options pursuant to the procedure described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute your acceptance of the terms and conditions of the Offer. Our acceptance for purchase of options tendered pursuant to the Offer will constitute a binding agreement between you and us upon the terms and subject to the conditions of the Offer. You acknowledge that the Restricted Stock that you will receive is subject to forfeiture and other restrictions, including without limitation, restrictions on sale, transfer, assignment, pledge or other encumbrances or dispositions, until such time as the Restricted Stock shall vest and the restrictions shall lapse in the manner set forth in the new restricted stock award agreement between you and us that will be forwarded to you upon completion of the offer. You agree to execute the new restricted stock award agreement and promptly return it to us at the address above.

              The name(s) and address(es) of the registered holder(s) appear above exactly as they appear on the agreement(s) representing options tendered hereby. You have indicated whether you are tendering all of your options or less than all of your options (a "partial tender"). If you wish to complete a partial tender, you have listed for each option the grant date, the exercise price, the total number of option shares subject to the option, and the number of option shares you are tendering in the appropriate boxes of the table above. You understand that you may tender any portion of your options and that you are not required to tender any of your options in this offer. You also understand that all options properly tendered prior to the Expiration Date (as defined in the Offer to Purchase) and not properly withdrawn will be purchased, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Purchase.

YOU UNDERSTAND THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK WILL VARY FROM TIME TO TIME AFTER THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, SUCH THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK COULD AT SOME TIME IN THE FUTURE EXCEED THE EXERCISE PRICE OF THE OPTIONS. BY TENDERING THE OPTIONS, YOU AGREE TO HOLD US HARMLESS FOR ANY PERCEIVED LOSS AS A RESULT OF THE VARIANCE IN THE PUBLIC TRADING PRICE OF COMMON STOCK FROM TIME TO TIME AFTER EXPIRATION OF THE OFFER.

              You recognize that, under certain circumstances set forth in the Offer to Purchase, we may terminate or amend the Offer or may postpone the acceptance for purchase of, or payment for, options tendered. In any such event, you understand that the options delivered herewith but not accepted for purchase will be returned to you at the address indicated above.


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THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR
ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

              All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Offer to Purchase.

              You have read, understand, and agree to all of the terms of the Offer.


                           HOLDER(S) PLEASE SIGN HERE
                           (See Instructions 1 and 4)

       Must be signed by the holder(s) exactly as name(s) appear(s) on the option agreement evidencing the options to be tendered. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this letter of transmittal proper evidence of the authority of such person to act in such capacity.

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                   SIGNATURE OF OWNER(S)



X
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X
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    (Signature(s) of Holder(s) or Authorized Signatory)

Date:                , 2000
      ----------- ---


Name(s):
       -------------------------------------------------------
                       (Please Print)

Capacity:
         -----------------------------------------------------

Address:
        ------------------------------------------------------

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                 (Please include ZIP code)


Telephone No. (with area code):

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Tax ID/ Social Security No.:
                            ----------------------------------
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


LOST, STOLEN, DESTROYED OR MUTILATED AGREEMENTS:

[ ] Check here if any of the agreements representing your options have been lost, stolen, destroyed or mutilated. See Instruction 7. Number of options represented by lost, stolen, destroyed or mutilated agreements:
                  -----------


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                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


       1. Delivery of Letter of Transmittal and Option Agreements. All option agreements evidencing options to be tendered, as well as a properly completed and duly executed letter of transmittal (or facsimile thereof), and any other documents required by this letter of transmittal, must be received by The Mills Corporation at our address set forth on the front cover of this letter of transmittal on or prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Offer to Purchase).

THE METHOD BY WHICH YOU DELIVER YOUR DOCUMENTS, INCLUDING OPTION AGREEMENTS, THE LETTER OF TRANSMITTAL, AND ANY OTHER REQUIRED DOCUMENTS, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY US. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

       Tenders of options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by us beyond that time, you may withdraw your tendered options at any time until the expiration of the Offer. In addition, unless we accept your tendered options for purchase before 12:00 midnight, New York City time, on Wednesday, January 17, 2001, you may withdraw your tendered options at any time after January 17, 2001. To withdraw tender options you must deliver a written notice of withdrawal, or facsimile thereof, with the required information to us while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly retendered prior to the Expiration Date by following the procedures described above.

       We will not accept any alternative, conditional or contingent tenders. All tendering stockholders, by execution of this Letter of Transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender.

       2. Inadequate Space. If the space provided herein is inadequate, the information requested by the first table in this letter of transmittal regarding which options are to be tendered in a partial tender of options should be provided on a separate schedule attached hereto.

       3. Partial Tenders. If you tender less than all of your options, you must complete the table on page one of this letter of transmittal. To complete a partial tender you must provide the following information for each option listed on Schedule A to the Offer to Purchase: grant date, exercise price, number of option shares subject to the option, and number of option shares that you are tendering. You may tender all, none, or any portion of each of your options. However, options must be tendered in whole option shares (no fractional shares).

       If we accept for purchase a partial tender of an option, we will first accept the option shares as to which the option has vested, if any. If the number of option shares that you tender exceeds the number of option shares that have vested under that option, or if no option shares have vested, we will first accept the option shares that have vested, if any, and then will accept unvested option shares available under that option sequentially, starting with those option shares scheduled to vest earliest. If we accept for purchase your partial tender, a new option agreement evidencing your remaining options will be mailed to you at the address indicated above.

       4. Signatures On This Letter Of Transmittal. If this letter of transmittal is signed by the holder(s) of the options, the signature(s) must correspond with the name(s) as written on the face of the option agreement(s) without alteration, enlargement or any change whatsoever. If any of the options to be tendered are held of record by two or more persons, all such persons must sign this letter of transmittal.

       If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this letter of transmittal.

       5. Requests For Assistance Or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Purchase or this letter of transmittal may be directed to Michael Rodis, our Vice President


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of Human Resources, at the address and telephone number given on the front cover of this letter of transmittal. Copies will be furnished promptly at our expense.

       6. Irregularities. All questions as to the number of options to be accepted, the price to be paid therefor and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of options will be determined by us in our sole discretion, which determinations shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of options we determine not to be in proper form or the acceptance of which or payment of Restricted Stock for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and our interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. Neither we nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and no person will incur any liability for failure to give any such notice.

       7. Lost, Stolen, Destroyed Or Mutilated Option Agreements Evidencing Options. If option agreements evidencing options to be tendered have been lost, stolen, destroyed or mutilated, you must check the box captioned "Lost, Stolen, Destroyed or Mutilated Option Agreements" on the letter of transmittal, indicating the number of options subject to the lost, stolen, destroyed or mutilated option agreement(s). You must then contact us to ascertain the steps that must be taken in order to replace the option agreements evidencing options. In order to avoid delay, you should contact us immediately.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY US, ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE).

       8. Important Tax Information. You should refer to Section 13 of the Offer to Purchase which contains important tax information.





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